Exhibit 10.4

Execution Version

STOCKHOLDERS AGREEMENT

COLLECT HOLDINGS, INC.

Dated as of November 15, 2006

Defined Terms

Page
Acquisition	1
Additional Investor	19
Affiliate	31
Agreement	1
Approved Sale	8
Barrist	1
Barrist Affiliated Parties	1
Barrist Employment Agreement	18
Barrist Minimum Threshold	20
Cause	32
Change of Control	32
Class A Common Stock	32
Class L Common Stock	32
Closing Date	33
Common Entitlement	11
Common Stock	33
Company	1
Confidential Information	5
Delayed Purchase Option Notice	26
Eligible Sale	11
Escrow Amount	12
Escrow Notice	12
Fair Market Value	33
Good Reason	33
Holder Notice	11
Indemnified Person	23
Institutional Investors	1
Investor	1
Joinder	7
Management Investors	1
Merger	1
Merger Agreement	1
Newly Issued Securities	15
Non-OEP Investor	1
OEP	1
OEP Designee	20
OEP Director	20
OEP II	1
OEP II Co-Invest	1
OEP II Partners Co-Invest	1
OEP Independent Director	20

Offer Notice	14
Option Purchase Price	25
Other Investors	1
Permitted Transfer	6
Permitted Transferee	34
Person	36
Preemptive Election	17
Preemptive Escrow Amount	16
Preemptive Escrow Notice	16
Preemptive Notice	16
Preemptive Reply	16
Preferred Entitlement	11
Preferred Interest	14
Preferred Stock	36
Pro Rata Amount	36
Public Offering	36
Purchase Cancellation	26
Purchase Confirmation	26
Purchase Option	25
Purchase Option Notice	25
Put Right Notice	17
Qualified Investor	36
Qualified Public Offering	37
Recapitalization	37
Registration Rights Agreement	2
Residuals	6
Restricted Securities	37
Rollover Agreement	2
Rollover Investors	1
Rollover Securities	37
Securities	37
Securities Act	6
Shares	37
Specified Transaction	37
Stakeholder	38
Subsidiary	38
Surviving Corporation	1
Tag-Along Notice	11
Target	1
Target Common Stock	1
Termination Date	25
Termination for Good Reason	38
Termination with Cause	38

v

Termination without Cause	38
Termination without Good Reason	38
Transfer	38
Unvested Restricted Securities	39
Vested Restricted Securities	39

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of November 15, 2006 (the “Agreement”), by and among (a) Collect Holdings, Inc., a Delaware corporation (the “Company”), (b) One Equity Partners II, L.P., a limited partnership organized under the laws of the Cayman Islands (“OEP II”), (c) OEP II Co-Investors, L.P., a limited partnership organized under the laws of the Cayman Islands (“OEP II Co-Invest”), and (d) OEP II Partners Co-Invest, L.P., a limited partnership organized under the laws of the Cayman Islands (“OEP II Partners Co-Invest,” and together with OEP II and OEP II Co-Invest, “OEP”), (e) Michael Barrist (“Barrist”), (f) the Persons set forth on Schedule I (the “Barrist Affiliated Parties”), (g) any Person prior to the effective time of the Merger who enters into a rollover agreement with the Company, and the Persons set forth on Schedule II attached hereto (together with Barrist and the Barrist Affiliated Parties, the “Rollover Investors,”), (h) any recipient of restricted stock pursuant to the management equity plan of the Company (“Management Investors“), (i) the Persons set forth on Schedule III attached hereto (the “Institutional Investors”) and (j) each other Person that becomes a party to this Agreement (other than a Permitted Transferee of (i) OEP, (ii) a Rollover Investor or (iii) a Management Investor) (together with the Institutional Investors and each of their Permitted Transferees that is or becomes a party to this Agreement, the “Other Investors.” The Other Investors, the Management Investors, the Rollover Investors and each of their respective Permitted Transferees that is or becomes a party to this Agreement are sometimes referred to herein individually as a “Non-OEP Investor,” and collectively as the “Non-OEP Investors.” OEP, each of their Permitted Transferees that is or becomes a party to this Agreement and the Non-OEP Investors are sometimes referred to herein individually as an “Investor,” and collectively as the “Investors.”

W I T N E S S E T H:

WHEREAS, on July 21, 2006, the Company, Collect Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of Company (“Acquisition”), and NCO Group, Inc., a Pennsylvania corporation (“Target”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, at the effective time of the Merger, (i) Acquisition will merge with and into Target (the “Merger”) with Target continuing as the surviving corporation (the “Surviving Corporation”), (ii) each share of Common Stock, no par value, of Target (“Target Common Stock”) that is outstanding immediately prior to the Merger (other than shares of Target Common Stock that is owned by the Company (including Rollover Shares (as defined in the Merger Agreement)) or Acquisition or held in the treasury of Target) will be converted into the right to receive from the Surviving Corporation $27.50 per share in cash, without interest, and (iii) the shares of Common Stock, no par value per share, of Acquisition will be converted into 35,000,000 fully paid and nonassessable shares of common stock, no par value per share, of the Surviving Corporation and 350,000 shares of fully paid and nonassessable shares of preferred stock, no par value per share, of the Surviving Corporation;

WHEREAS, the Company and Barrist have entered into a Rollover Agreement (the “Rollover Agreement”), dated as of July 21, 2006, pursuant to which Barrist and the Barrist Affiliated Parties have contributed, as of the date hereof, shares of Target Common Stock in exchange for newly issued shares of Class L Common Stock and of Class A Common Stock (each as defined herein);

WHEREAS, OEP, the Institutional Investors and certain members of senior management of Target have entered into, subscription agreements with the Company, pursuant to which they have purchased, as of the date hereof, newly issued shares of Preferred Stock (as defined herein), Class L Common Stock and Class A Common Stock, as set forth therein;

WHEREAS, the Company, OEP and other Investors have entered into a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), pursuant to which OEP and the other Investors shall have registration rights with respect to the Securities (as defined herein) as set forth therein;

WHEREAS, the Company and the Stockholders desire to provide for certain matters relating to the Securities; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

COVENANTS AND AGREEMENTS

1.1. Financial Statements and Other Information

(a) The Company shall deliver to each Investor the following reports; provided however, that from and after a Public Offering, the Company shall deliver the following reports only to each Qualified Investor:

(i) Annual Reports. As soon as available, but not later than 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation.

(ii) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period (other than the last quarterly period of each fiscal year), (A) an unaudited consolidated financial report of the Company and its Subsidiaries including: a profit and loss statement for such quarterly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such quarterly accounting period; (B) an unaudited balance sheet as at the last day of such quarterly accounting period; and (C) a consolidated cash flow analysis for such quarterly accounting period on a cumulative basis for the fiscal year to date.

(b) In addition to the information provided in Section 1.1(a), the Company shall deliver to each Qualified Investor the following information:

(i) Monthly Statements. As soon as available, but no later than 15 days after the end of each monthly accounting period, an unaudited consolidated financial report of the Company and its Subsidiaries in the form provided to the Company’s senior management which shall include: (A) an unaudited profit and loss statement for such monthly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such monthly accounting period; (B) an unaudited balance sheet as at the last day of such monthly accounting period and (C) a consolidated cash flow analysis for such monthly accounting period on a cumulative basis for the fiscal year to date.

(ii) Additional Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period (other than the last quarterly period of each fiscal year) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for the three prior monthly accounting periods, which shall include a comparison between (A) the actual figures for such monthly accounting period and the comparable figures within the annual budget for such period and (B) a comparison between the current figures and the figures from the prior year for such monthly accounting period, with, in each case, an explanation of any material differences.

(iii) Budget. Within 30 days prior to the end of each fiscal year of the Company, an annual updated consolidated long-range business and strategic budget and plan, which shall include capital expenditures, cash flow and other financial projections (setting forth in detail the assumptions therefor) for the Company and its Subsidiaries for the immediately following fiscal year of the Company, in each case approved by the Company’s Board of Directors.

(iv) Accounting Reports. Promptly upon becoming available, copies of all reports prepared for or delivered to the management of the Company by its outside accountants in connection with each annual, interim or special audit of the Company’s financial statements made by such accountant.

(v) SEC Filings. Promptly following their filing, copies of any periodic reports, current reports on Form 8-K (or any successor form), registration statements and prospectuses filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission (“SEC”), or if such filings have been made electronically and are available in unredacted form on the SEC website (www.sec.gov), notice that such filings have been made and are available online.

(c) Miscellaneous. So long as OEP and their Permitted Transferees maintain at least 10% of the number of Securities owned by them on the date hereof, promptly, from time to time, such other information (in writing if so requested) regarding the assets and properties and operations, business affairs and financial condition of the Company as OEP may reasonably request, provided, however that the preparation of such information shall not unreasonably interfere with the operation of the Company.

(d) Substitute Information. Notwithstanding the provisions of Sections 1.1(a) and (b), to the extent that the Company provides information to its senior credit lenders or files information with the SEC which is similar in nature, in all material respects, to the information required to be delivered by the Company under Sections 1.1(a) and (b), the Company may deliver such other information in lieu of its obligation to provide the applicable similar information under Sections 1.1(a) and (b).

(e) Access. The Company and its Subsidiaries shall afford to any Qualified Investor and its employees, counsel and other authorized representatives, during normal business hours, access, upon reasonable advance notice, to all of the books, records and properties of the Company or its Subsidiaries, as applicable, and to make copies of such records and permit such Persons to discuss all aspects of the Company or its Subsidiaries, as applicable, with any officers, employees or accountants of the Company, and the Company and its Subsidiaries shall provide to any Qualified Investor or its employees, counsel or other authorized representatives on behalf of such Qualified Investor responses to all reasonable written requests from such Qualified Investor or its employees, counsel or other authorized representatives on behalf of such Qualified Investor for information relating to the Company, its Subsidiaries and their respective operations; provided, however, that such investigation and preparation of responses shall not unreasonably interfere with the operations of the Company or its Subsidiaries, as applicable. The Company and its Subsidiaries will instruct their independent public accountants to discuss such aspects of the financial condition of the Company or its Subsidiaries, as applicable, with any Qualified Investor and its representatives as such Person may reasonably request, and to permit such Qualified Investor and its representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared with respect to the Company or its Subsidiaries, as applicable, as such Qualified Investor may reasonably request, subject to such Qualified Investor executing any access agreements required by the Company’s accountants. All cost and expenses incurred by any Qualified Investor and its representatives in connection with exercising such rights of access shall be borne by such Persons, and all out-of-pocket costs and expenses incurred by the Company or its Subsidiaries, as applicable, in complying with any requests by any Qualified Investor and its representatives in connection with exercising such access rights shall be borne by such Qualified Investor. From and after an Investor ceases to own any Securities (and accordingly no longer being deemed to be an Investor pursuant to Section 6.12), such former Investor shall, upon the written request of the Company, deliver to the Company (or, at such former Investor’s election, destroy) all memoranda, books, papers, letters and other data (and all copies thereof or therefrom) acquired by such Investor, directly or through its representatives, pursuant to Sections 1.1(a) through (e) that contain Confidential Information.

(f) Confidential Information. Each Investor hereby agrees that Confidential Information has been and will be made available to it in connection with its interest in the Company. Each Investor agrees not to divulge or, communicate to a third party, in whole or part, Confidential Information; provided, however, that Confidential Information may be disclosed (i) to Investors’ applicable Representatives in the normal course of the performance of their duties, (ii) to Investors’ applicable Stakeholders, (iii) to the extent required by applicable statute, law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which the Company is subject), or (iv) in accordance with the prior written consent of the Board of Directors of the Company. Each Investor agrees that it shall be responsible for any breach by its Representatives or Stakeholders of this Section 1.1(f), and shall, at its expense, take all lawful measures (including but not limited to court proceedings) to restrain its Representatives and Stakeholders from prohibited or unauthorized disclosure or use of the Confidential Information. As used herein, “Confidential Information“ means any information concerning this Agreement, or the Company, its financial condition, business, subsidiaries, operations, prospects, trade secrets or other intellectual property rights, personnel information, know-how, customer lists or other confidential or proprietary information or data in the possession of or to be furnished to an Investor (whether furnished to the Investor in its capacity as a stockholder of the Company, by virtue of its present or former position as, or right to designate, a director of the Company, or otherwise); provided, that the term “Confidential Information” does not include information which (A) was or becomes generally available publicly other than, with respect to an Investor, as a result of a disclosure by such Investor, its Permitted Transferee or applicable Representative or Stakeholder in violation of this Section 1.1(f), (B) was or becomes available to the Investor or a Representative or Stakeholder of such Investor on a non-confidential basis from a source other than the Company, a Representative of the Company or any regulatory entity, provided, that such source is or was (at the time of receipt of the relevant information) not, to the best of such Investor’s, Representative’s or Stakeholder’s knowledge, obligated to keep such information confidential pursuant to a confidentiality agreement with the Company, such Representative of the Company or other Person, or otherwise prohibited from transmitting the information to the Investor or such Representative or Stakeholder of the Investor by a contractual, legal or fiduciary obligation, or (C) information that the Investor or a Representative or Stakeholder of the Investor independently developed without reference to the Confidential Information or any derivative thereof.

(g) Each Investor agrees not to knowingly use Confidential Information to the material detriment of the Company for such Investor’s (or any other Person’s) benefit; provided, however, that, no Investor shall have breached its, his or her obligations hereunder due to such Investor’s use of Residuals. The term “Residuals” shall mean Confidential Information that is in nontangible or abstract form (i.e., not digital, written or other documentary form, including tape or disk), which is retained in the memories of an Investor who has had access to such Confidential Information, and where the source of such Confidential Information has become remote (e.g., as a result of the passage of time or the Investor’s subsequent exposure to information of a similar nature from another source without any breach of any confidentiality obligation hereunder) such that the Investor in good faith can no longer specifically identify Confidential Information’s source and that the Investor in good faith believes is not Confidential Information.

1.2. Restrictions on Transfers of Securities.

(a) No Non-OEP Investor shall effect a Transfer of any Securities other than (A) pursuant to Section 1.3 in connection with an Approved Sale, (B) pursuant to Section 1.4 in connection with the exercise of “Tag-Along Rights,” (C) with the prior written consent of OEP (D) pursuant to Section 1.5 after having complied with the requirements thereof, (E) to a Permitted Transferee of the Investor in question, (F) to the Company or (G) in connection with a Public Offering or following a Public Offering in an open market transaction or under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (each of (A), (B), (D), (E),(F) and (G), a “Permitted Transfer”). In exercising the consent and approval provided for in clause (C), OEP may employ its sole discretion in evaluating the nature of the proposed transferee and OEP may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee or shareholder of the Company. Any purported Transfer in violation of this Agreement or any federal or state securities laws shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Company.

(b) Until the occurrence of an initial Public Offering, prior to any proposed Transfer of any Securities by any Non-OEP Investor, other than a Transfer to the Company or pursuant to Section 1.3, 1.4 or 1.5, the holder thereof shall give written notice to the Company and, if the Transfer is pursuant to clause (C) of Section 1.2(a), to OEP, describing the manner and circumstances of the proposed Transfer accompanied by a written legal opinion if requested by the Company (the reasonable costs of preparation of which shall be borne by the Company), addressed to the Company and the transfer agent, if other than the Company, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 1.2(d) and, if applicable, Section 3.6, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

(c) Notation. A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on Transfer of the Securities referred to in this Agreement.

(d) Restrictive Legend. The certificates representing the Shares shall bear the following legend in addition to any other legend required under applicable law:

(i) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 15, 2006, AS AMENDED FROM TIME TO TIME BY AND AMONG THE COMPANY AND THE INVESTORS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

(e) No Transfer of Securities that would otherwise be permitted pursuant to this Agreement (including Transfers to Permitted Transferees) shall be effective unless and until the transferee executes a joinder to this Agreement in the form attached hereto as Exhibit B (the “Joinder”). Each Permitted Transferee agrees to transfer its Securities to the Investor from whom such Permitted Transferee received such Securities immediately prior to the occurrence of any event which would result in such Person no longer being a Permitted Transferee of such Investor. No Transfer shall be effected except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom.

(f) A copy of this Agreement shall be filed with the corporate secretary of the Company, kept with the records of the Company and shall be made available for inspection by any Investor at the principal executive offices of the Company.

(g) The restriction referred to in the legend required pursuant to Section 1.2 (d)(i) shall cease and terminate as to any particular Shares (i) when, in the opinion of counsel (reasonably acceptable to the Company), such restriction is no longer required in order to assure compliance with the Securities Act and the state securities or “blue sky” laws, or (ii) when such Shares have been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144. The restriction referred to in the legend required pursuant to Section 1.2 (d)(ii) shall cease and terminate as to any particular Shares when this Agreement shall have terminated in accordance with its terms. Whenever such restrictions shall cease and terminate as to any Shares, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended Shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of Shares not bearing the relevant legend(s) set forth in Section 1(d).

1.3. Required Sale or Recapitalization.

(a) Until the later of (i) a Qualified Public Offering and (ii) OEP and their Permitted Transferees owning less than 25% of the outstanding Common Stock, if OEP or any of their Permitted Transferees approve (A) the sale of control of the Company to a third Person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all or a majority of the outstanding capital stock, including the issuance of new securities of the Company in connection with one of the foregoing) or (B) a Recapitalization of the Company (each, an “Approved Sale“), (1) except as provided in Section 2.9, each Investor will consent to, vote for, raise no public objections against, and waive dissenters and appraisal rights (if any) with respect to the Approved Sale, (2) if the Approved Sale is structured as a sale, Transfer or exchange of stock, each Investor will agree to sell, transfer or exchange and will be permitted to sell, transfer or exchange the respective Pro Rata Amount of such Investor’s Securities (including all Restricted Securities, whether vested or not vested; provided however, that such shares that are not vested shall be the last shares of the Investor subject to this Section 1.3) on terms and conditions that, (x) with respect to form and amount of consideration, satisfy the requirements of Section 1.3(b)(i), (y) with respect to other terms and conditions, are the same terms and conditions applicable to OEP and their Permitted Transferees and (z) are in accordance with the distribution priority set forth in paragraph B.2 of Article V of the Company’s Certificate of Incorporation, and (3) if the Approved Sale includes the sale, exchange, redemption, cancellation or other disposition of securities convertible into or exchangeable for capital stock of the Company, or options, warrants or other rights to purchase such capital stock or securities, each Investor will sell, exchange, redeem, agree to cancel or otherwise dispose of such securities or options, warrants or other rights on terms and conditions that are (x) approved by OEP or their Permitted Transferees and (y) in accordance with the distribution priority set forth in paragraph B.2 of Article V of the Company’s Certificate of Incorporation. Each Investor agrees to cooperate in connection with the consummation of an Approved Sale, including the execution of the sale agreement, stock powers and other appropriate related documents (on the same terms and conditions as OEP and their Permitted Transferees, subject to Section 1.3(b)(ii)) as may be required to effect the Approved Sale.

(b) The obligations of each of the Investors with respect to an Approved Sale are subject to the satisfaction of the following conditions:

(i) that upon the consummation of the Approved Sale, (A) all of the Investors holding Class A Common Stock will receive the same form and amount of consideration per share of Class A Common Stock, or if any holder of Class A Common Stock is given an option as to the form and amount of consideration to be received in respect of Class A Common Stock, all Investors holding Class A Common Stock will be given the same option, (B) all of the Investors holding Class L Common Stock will receive the same form and amount of consideration per share of Class L Common Stock (it being understood, however, that the amount of consideration per share of Class L Common Stock may vary to reflect the (x) accrued and unpaid dividends thereon and (y) any difference in Unpaid Base Amounts (as such term is defined in the Company’s Certificate of Incorporation), each to the extent different shares of Class L Common Stock have been outstanding for different periods of time), or if any holder of Class L Common Stock is given an option as to the form and amount of consideration to be received in respect of Class L Common Stock, all Investors holding Class L Common Stock will be given the same option, (C) all of the Investors holding Class L Common Stock will receive with respect to each share of Class L Common Stock, the same form and amount of consideration as is received, in the aggregate, in respect of 1 share of Class A Common Stock and such number of shares of Preferred Stock having an Unpaid Base Amount and Unpaid Yield that in the aggregate is equal to the Unpaid Base Amount and Unpaid Yield of such share of Class L Common Stock by the holders thereof, or if any holder of Class A Common Stock or Preferred Stock is given an option as to the form and amount of consideration to be received in respect of such Class A Common Stock or Preferred Stock, all Investors holding Class L Common Stock will be given the same option, (D) all of the Investors holding Preferred Stock will receive the same form and amount of consideration per share of Preferred Stock (it being understood, however, that the amount of consideration per share of Preferred Stock may vary to reflect (x) the accrued and unpaid dividends thereon and (y) any difference in Unpaid Base Amounts, each to the extent different shares of Preferred Stock have been outstanding for different periods of time), or if any holder of Preferred Stock is given an option as to the form or amount of consideration to be received in respect of Preferred Stock, all Investors holding Preferred Stock will be given the same option, and (E) in the case of a holder of any securities referred to in clause (3) of Section 1.3(a) above, the holder shall receive in such Approved Sale, unless otherwise provided in the terms of any agreement or instrument governing or evidencing such security, the same securities or other property that such holder would have received if such holder had converted, exchanged or exercised such security immediately prior to such Approved Sale (after taking into account the conversion, exchange or exercise price applying to such security and any applicable tax obligations of the holder in connection with such conversion, exchange or exercise).

(ii) each Rollover Investor, Management Investor, and each of their respective Permitted Transferees shall not be required to make representations, warranties or covenants in connection with such Approved Sale other than with respect to its, his or her ownership of Securities and the obligation to transfer Securities under this Section 1.3, and shall assume no liability for any other representations and warranties; provided, however, that if, on the date the applicable sale agreement is executed, (i) Barrist is Chief Executive Officer of the Surviving Corporation, then Barrist and, as applicable, his Permitted Transferees, shall make, and assume liability with respect to customary representations and warranties regarding the Company made by OEP, and/or (ii) a Rollover Investor (other than Barrist and his Permitted Transferees) or a Management Investor holds a management position in the Company or a Subsidiary, then such Rollover Investor or Management Investor and, as applicable, his Permitted Transferees, shall make, and assume liability with respect to customary representations and warranties regarding the Company made by OEP; provided, further, that all such obligations are on a several and not joint basis (apportioned pro rata based on the amount of consideration such Investors are receiving). Notwithstanding anything else in this Section 1.3, (A) no Investor may be held liable for any gross negligence or fraud of any other Investor in respect of their representations, warranties or obligations and (B) the aggregate amount of liability for each Rollover Investor, Management Investor, Institutional Investor, and each of their respective Permitted Transferees in connection with such Approved Sale shall in no event exceed the net proceeds for its, his or her transferred Shares.

(c) Notwithstanding the foregoing, (i) this Section 1.3 shall not require a Non-OEP Investor holding Class L Common Stock to sell the Common Entitlement therein in an Approved Sale unless the related Preferred Entitlement is also being sold in the same Approved Sale and (ii) sales of the Preferred Stock in the Approved Sale that would otherwise require the sale of the Preferred Entitlement shall only be required if the Company permits a Recapitalization of the Class L Common Stock to the extent required to sell the Preferred Entitlement.

(d) Notwithstanding anything to the contrary in this Section 1.3, the following Transfers shall not constitute an “Approved Sale:” (i) Transfers by OEP or their Permitted Transferees to any of their Permitted Transferees, (ii) sales in connection with a Public Offering and (iii) sales under Rule 144 under the Securities Act.

(e) All costs and expenses incurred by the Company in connection with the proposed Transfer pursuant to this Section 1.3, whether or not consummated, including legal fees, accounting fees and all finders, brokerage or investment banking fees, charges or commissions, will be paid by the Company. All reasonable out-of-pocket costs and expenses incurred by the Investors in connection with the proposed Transfer pursuant to this Section 1.3, whether or not consummated (including reasonable legal fees) will be paid by the Company; provided that pursuant to this sentence (i) OEP and their Permitted Transferees shall not require the Company to pay the reasonable legal fees of more than one counsel (which shall represent OEP and their Permitted transferees); (ii) Barrist, the Barrist Affiliated Parties, the Management Investors and their respective Permitted Transferees shall not require the Company to pay the reasonable legal fees of more than one counsel (which shall be selected by Barrist and shall represent Barrist, the Barrist Affiliated Parties, the Management Investors and their respective Permitted Transferees); and (iii) no Other Investor shall require the Company to pay the reasonable legal fees of more than one counsel (which shall be selected by the holders of a majority of the Common Stock held by the Other Investors and shall represent the Other Investors).

1.4. Tag-Along Rights.

(a) Except as set forth in Section 1.4(b) and 1.4(c) below, if OEP or a Permitted Transferee of OEP proposes to transfer all or a portion of its Securities to a third party (an “Eligible Sale”), OEP or such Permitted Transferee shall provide each Non-OEP Investor with written notice (a “Tag-Along Notice”) of such Eligible Sale, specifying the interest it intends to Transfer, such Non-OEP Investor’s Pro Rata Amount of such interest (which information shall be provided promptly by the Company to OEP at the written or oral request of OEP), the purchase price and any other material terms and conditions of the proposed Eligible Sale. Each of the Non-OEP Investors will have the right to participate in the proposed sale by Transferring at the same price and on the other terms and conditions specified in the Tag-Along Notice, its Pro Rata Amount of the same class of Securities (including all Vested Restricted Securities, it being understood that such Vested Restricted Securities shall include (i) Restricted Securities which will have become vested as of the date of the consummation of the Eligible Sale and (ii) Restricted Securities which will for this purpose vest due to a Change of Control resulting from the Eligible Sale) (except as provided below for Eligible Sales of Preferred Stock) in such Eligible Sale by delivering a written notice (the “Holder Notice”), which notice shall include the Transfer Documents during the 30-day period after the date of delivery of the Tag-Along Notice. Upon the expiration of such 30-day period, OEP may consummate the Eligible Sale (selling the number of Shares of each class indicated in the Tag-Along Notice (less the aggregate number of Shares that each of the Non-OEP Investors has indicated an intent to sell in such transaction, by delivery to OEP of the Holder Notice), along with the Shares that each of the Non-OEP Investors has indicated an intent to sell in such transaction, by delivery to OEP of the Holder Notice), at any time up to 90 days after delivery of the Tag-Along Notice.

To the extent OEP or any of their Permitted Transferees proposes to transfer any Preferred Stock without Transferring the related shares of Class A Common in an Eligible Sale, each Non-OEP Investor who holds Class L Common Stock shall have the right (exercisable by providing the Holder Notice described above within 30 days after the date of delivery of the Tag-Along Notice) to transfer the preferred entitlements inherent in such Non-OEP Investor’s Pro Rata Amount of Class L Common Stock (the “Preferred Entitlement”) while retaining the common entitlements inherent in the Class L Common Stock (“Common Entitlement”) through a Recapitalization or other means as may be selected by the Company in such a manner that has no adverse effect, in any material respect, on such Non-OEP Investor and would produce the same economic effect as if OEP (or the Permitted Transferee of OEP) and the Non-OEP Investors held the same class of Securities.

If an Eligible Sale consists of the sale by OEP of more than one class of Securities, the rights provided by this Section 1.4 shall be to sell the same Securities in the same proportion (except if it is a sale of the Preferred Stock, then the Non-OEP Investors shall have the ability to sell the Preferred Entitlement as described above).

(b)(i) Notwithstanding the requirements of Section 1.4(a), OEP and their Permitted Transferees may sell shares of Common Stock or Preferred Stock in an Eligible Sale at any time without complying with the requirements of Section 1.4(a) so long as OEP and/or such Permitted Transferee, as applicable, complies with the requirements of this Section 1.4(b). OEP and/or such Permitted Transferee, as applicable, shall place into an interest-bearing escrow account with a third party (an “Escrow Account”) at the time of the Eligible Sale that amount of the consideration (including any non-cash consideration) received in the sale equal to the “Escrow Amount.” The “Escrow Amount” shall equal that amount of consideration all the Non-OEP Investors would have been entitled to receive, in the aggregate, if OEP had delivered a Tag-Along Notice in accordance with Section 1.4(a) and each Non-OEP Investor had elected to participate to the full extent permitted in the sale, by delivering a Holder Notice to OEP or such Permitted Transferee in the 30-day period set forth in Section 1.4(a) above. No later than two (2) business days after the date of the Eligible Sale, OEP or such Permitted Transferee shall notify the Non-OEP Investors in writing of the sale. Such notice (the “Escrow Notice”) shall set forth the information required in the Tag-Along Notice, and in addition, such notice shall state the name of the escrow agent.

(ii) A Non-OEP Investor may exercise the Tag-Along Right described in this Section 1.4(b) by delivering to OEP or the Permitted Transferee, within 30 days after the date the Escrow Notice was delivered, the Holder Notice. Promptly after the expiration of the 30th day after delivery of the Escrow Notice, (A) OEP or such Permitted Transferee shall purchase from each Non-OEP Investor who delivered a timely Holder Notice pursuant to the preceding sentence that number of Shares as OEP or such Permitted Transferee would have been required to include in the sale had OEP or such Permitted Transferee complied with the provisions of Section 1.4(a) for the same per Share purchase price as set forth in the Escrow Notice, plus the applicable accrued interest, if any, in the Escrow Account attributable to such purchase price and (B) when each participating Non-OEP Investor has been fully paid under the foregoing clause (A), all remaining funds and other consideration held in such Escrow Account shall be released to OEP or such Permitted Transferee. For the avoidance of doubt, if OEP or such Permitted Transferee received consideration other than cash in its sale, OEP or such Permitted Transferee shall purchase the Shares tendered by paying to the Non-OEP Investor the non-cash consideration and cash in the same proportion as received by OEP or such Permitted Transferee in the sale.

(c) Notwithstanding anything to the contrary in this Section 1.4, OEP and their Permitted Transferees may make any of the following Transfers without offering the Non-OEP Investors the opportunity to participate: (i) Transfers to their respective Permitted Transferees, (ii) sales that are part of a Public Offering or following a Public Offering under Rule 144 under the Securities Act,

(iii) sales pursuant to an Approved Sale (to the extent that such Non-OEP Investors sold the full Pro Rata Amount of their Securities in such Approved Sale) and (iv) sales to Additional Investors pursuant to Section 1.9.

(d) Each Investor acknowledges for itself, himself or herself and its, his or her Permitted Transferees that, until OEP and their Permitted Transferees own less than 50% of the shares of Common Stock owned by them and their Permitted Transferees on the date hereof, OEP may grant in the future Tag-Along Rights with respect to newly issued shares of Common Stock or Preferred Stock and the holders thereof will, with respect to such Shares (i) have the same opportunity to participate in sales by OEP or their Permitted Transferees as provided to the parties hereto, and (ii) be included in the calculation of the pro rata basis upon which Non-OEP Investors may participate in a sale.

(e) Each Non-OEP Investor who exercises its, his or her rights pursuant to this Section 1.4 shall, at the request of OEP (or the Permitted Transferee of OEP) without any cost or expense to OEP (subject to Section 1.4(g)), execute and deliver such other instruments of conveyance and transfer, including any sales or indemnification agreements, and take such other actions as may reasonably be requested to consummate (i) the proposed sale of Common Stock or (ii) such other transactions as may be entered into in connection with the second paragraph of Section 1.4(a), in each case on the same terms and conditions as OEP and their Permitted Transferees, as applicable. Notwithstanding the foregoing, each Rollover Investor, Management Investor, and each of their respective Permitted Transferees electing to participate in a Transfer pursuant to Section 1.4(a) or 1.4(b) shall not be required to make any representations, warranties or covenants other than with respect to its, his or her ownership of such interests and the obligation to transfer such interests, and shall assume no liability for any other representations, warranties or covenants (provided, however, that if, on the date the applicable sale agreement is executed, (i) Barrist is Chief Executive Officer of the Surviving Corporation, then Barrist and, as applicable, his Permitted Transferees, shall make, and assume liability with respect to customary representations and warranties regarding the Company made by OEP, and/or (ii) a Rollover Investor (other than Barrist and his Permitted Transferees) or a Management Investor holds a management position in the Company or a Subsidiary, then such Rollover Investor or Management Investor and, as applicable, his Permitted Transferees, shall make, and assume liability with respect to customary representations and warranties regarding the Company made by OEP; provided, further, that all such obligations are on a several and not joint basis (apportioned pro rata based on the number amount of consideration such Investors are receiving in the sale)). Notwithstanding anything else in this Section 1.4, (i) no Investor may be held liable for any gross negligence or fraud of any other Investor in respect of their representations, warranties or obligations and (ii) the aggregate amount of liability for each Rollover Investor, Management Investor, Institutional Investor, and each of their respective Permitted Transferees in connection with such Eligible Sale shall in no event exceed the net proceeds for its, his or her transferred Shares.

(f) The rights of the Non-OEP Investors set forth in this Section 1.4 with respect to the common interests of the Company shall terminate on the later of (A) (i) a Qualified Public Offering or (ii) a sale of all interests in the Company and (B) OEP and their Permitted Transferees ceasing to hold at least 25% of the outstanding Common Stock of the Company. For the avoidance of doubt, the Non-OEP Investors will continue to have the rights set forth in this Section 1.4 with respect to the preferred interests, and the Company shall effect a Recapitalization, if necessary, to enable any preferred interests to be sold pursuant to this Section 1.4.

(g) All costs and expenses incurred by the Company in connection with the proposed Transfer pursuant to this Section 1.4, whether or not consummated, including legal fees, accounting fees and all finders, brokerage or investment banking fees, charges or commissions, will be paid by the Company. All reasonable out-of-pocket costs and expenses incurred by the Investors in connection with the proposed Transfer pursuant to this Section 1.4, whether or not consummated (including reasonable legal fees) will be paid by the Company; provided that pursuant to this sentence (i) OEP and their Permitted Transferees shall not require the Company to pay the reasonable legal fees of more than one counsel (which shall represent OEP and their Permitted transferees); (ii) Barrist, the Barrist Affiliated Parties, the Management Investors and their respective Permitted Transferees shall not require the Company to pay the reasonable legal fees of more than one counsel (which shall be selected by Barrist and shall represent Barrist, the Barrist Affiliated Parties, the Management Investors and their respective Permitted Transferees); and (iii) no Other Investor shall require the Company to pay the reasonable legal fees of more than one counsel (which shall be selected by the holders of a majority of the Common Stock held by the Other Investors and shall represent the Other Investors).

1.5. Right of First Offer.

(a) At any time after the seventh (7th) anniversary of the date of the Merger, if any Rollover Investor, Institutional Investor, or, in each case, any of their Permitted Transferees wishes to transfer all or a portion of its, his or her Preferred Entitlement or any other class of preferred equity securities in the Company (“Preferred Interest”) to a third party, such Investor shall provide OEP and the Company with written notice (an “Offer Notice”) of its intent to transfer such Preferred Interest (specifying the amount of Preferred Interest it intends to transfer and any other material terms and conditions of Transfer, other than price), and OEP, their Permitted Transferees or the Company may offer to acquire all of such Preferred Interest at a purchase price proposed by OEP, their Permitted Transferees or the Company on the terms and conditions specified in the Offer Notice. If such Investor does not wish to sell the Preferred Interest at such price and on such terms, it may reject such offer of OEP, their Permitted Transferees or the Company and thereafter, for a period of 90 days, shall be free to sell such Preferred Interest to a third party at a price and on terms that are not more favorable to the third party than the terms offered by OEP, its Permitted Transferees and/or the Company, as applicable. In the event that none of OEP, their Permitted Transferees and the Company inform such Investor of its intention to offer a price to acquire such

Preferred Interest within 30 days after receiving the Offer Notice, such Investor may sell such Preferred Interest to the third party at any time up to 90 days after the delivery of the Offer Notice on terms and conditions no more favorable to the third party than those specified in the Offer Notice.

(b) To the extent an Investor proposes to sell any of its Preferred Entitlements pursuant to this Section 1.5, the Company shall provide the right and ability for such Investor Permitted Transferee to sell the Preferred Entitlement while retaining the Common Entitlement through a Recapitalization or other means as may be selected by the Company that, in each case, has no adverse effect, in any material respect, on the Investor.

(c) Notwithstanding anything to the contrary in this Section 1.5, a Rollover Investor, an Institutional Investor, and in each case their respective Permitted Transferees may make any of the following Transfers without offering OEP, OEP’s Permitted Transferees and the Company the opportunity to make an offer for the Securities to be transferred pursuant to this Section 1.5: (i) Transfers by such Investor to any Permitted Transferee of such Investor, (ii) sales in a Public Offering, (iii) sales under Rule 144 under the Securities Act and (iv) sales pursuant to Section 1.3 or 1.4.

1.6. Preemptive Rights.

(a) Each Institutional Investor, Rollover Investor and each of its Permitted Transferees that are Investors shall have the right to purchase their respective Pro Rata Amount of any additional Securities (including any security convertible into or exercisable for any Securities) which the Company may propose to issue from time to time to OEP or their Permitted Transferees, at the price and on the terms on which the Company proposes to issue such Securities to OEP or their Permitted Transferees (such Securities are hereinafter collectively referred to as “Newly Issued Securities”). Each Investor acknowledges that in the event that the Company offers to sell to potential investors units consisting of more than one type or class of securities, so long as the potential investors purchase only on such a unit by unit basis, the rights provided by this Section 1.6 with respect to such offering shall also be limited to the right to purchase such units, and not to purchase a portion of the underlying securities of a unit.

(b) Notwithstanding the requirements of this Section 1.6, the provisions of this Section 1.6 shall not be applicable to the issuance of Securities (i) upon the conversion of shares of one class of stock, in accordance with the terms of such class of stock, into shares of another class, (ii) as a dividend on (or payment of accrued yield in respect of) the outstanding Preferred Stock pursuant to paragraph B.3 of Article V of the Company’s certificate of incorporation so long as such dividend is paid in accordance with the distribution priority set forth in paragraph B.2. of Article V of the Company’s Certificate of Incorporation, (iii) which have already been made available to all Non-OEP Investors for purchase in each Non-OEP Investor’s Pro Rata Amount on the same terms and conditions as the current issuance of Securities, (iv) in connection with grants of stock or options to employees or directors of the Company or (v) purchased by OEP or its Permitted Transferees in a Public Offering.

(c) The Company will give the Institutional Investors, Rollover Investors and their Permitted Transferees that are Investors a written notice setting forth the terms and conditions upon which the Institutional Investors, the Rollover Investors or their Permitted Transferees that are Investors may purchase Newly Issued Securities in accordance with Section 1.6(a) and such Institutional Investor’s, such Rollover Investor’s or such Permitted Transferee’s Pro Rata Amount of the Securities that such Institutional Investor, such Rollover Investor or such Permitted Transferee is entitled to purchase (the “Preemptive Notice”). The Institutional Investors, the Rollover Investors and such Permitted Transferees must reply, in writing, within 30 days after the date of delivery of the Preemptive Notice if such Persons agree to purchase all or any portion of the Newly Issued Securities offered pursuant to this Section 1.6 on the date of proposed sale (the “Preemptive Reply”), setting forth the amount, if any, of Newly Issued Securities such Persons wish to purchase. If any Institutional Investor, Rollover Investor or Permitted Transferee fails to make a Preemptive Reply in accordance with this Section 1.6, or elects to purchase less than his, her or its Pro Rata Amount of such Newly Issued Securities, such unclaimed Newly Issued Securities that were offered to such Institutional Investor, Rollover Investor or Permitted Transferee may thereafter, for a period not exceeding 90 days following the expiration of such 30-day period, be issued, sold or subjected to rights or options to OEP or their Permitted Transferees, at a price not less than that at which they were offered to the Institutional Investors, the Rollover Investors and their Permitted Transferees that are Investors.

(d) Notwithstanding the requirements of this Section 1.6, the Company may make an issuance of Newly Issued Securities at any time without complying with the requirements of Section 1.6(a) and (c) so long as the Company complies with the requirements of this Section 1.6(d). The Company shall place into escrow with a third party at the time of such issuance a portion of the Newly Issued Securities equal to the “Preemptive Escrow Amount.” The “Preemptive Escrow Amount” shall equal that amount of Newly Issued Securities which the Rollover Investors and their Permitted Transferees that are Investors would have been entitled to purchase, in the aggregate, if the Company had delivered a Preemptive Notice in accordance with Section 1.6(c) and each Institutional Investor, Rollover Investor and its Permitted Transferees that are Investors had elected to participate to the full extent permitted in the issuance of Newly Issued Securities in accordance with Section 1.6(a).

No later than two (2) business days after the date of the issuance of the Newly Issued Securities, the Company shall notify the Institutional Investors and the Rollover Investors in writing of such issuance. Such notice (the “Preemptive Escrow Notice”) shall set forth the same information required in the Preemptive Notice, and in addition, such notice shall state the name of the escrow agent.

An Institutional Investor, Rollover Investor or a Rollover Investor’s Permitted Transferee that is an Investor may exercise the preemptive right by delivering to the Company, within 30 days after the date of delivery of the Preemptive Escrow Notice, a written notice specifying the number of shares of Newly Issued Securities it, he or she proposes to purchase of the total number of shares of Newly Issued Securities such Institutional Investor, Rollover Investor or Permitted Transferee is entitled to purchase (the “Preemptive Election”). The Preemptive Election shall be accompanied by payment in full for such Newly Issued Securities, in the same form as provided by OEP or their Permitted Transferees.

Promptly after the expiration of the 30th day after the delivery of the Preemptive Escrow Notice, (i) the Company shall sell to each Institutional Investor, Rollover Investor or Permitted Transferee that number of shares of Newly Issued Securities that each such Institutional Investor, Rollover Investor or Permitted Transferee proposed to purchase pursuant to its Preemptive Election on the same terms and conditions as set forth in the Preemptive Escrow Notice and (ii) when such Newly Issued Securities have been issued to such Institutional Investors, Rollover Investors or their Permitted Transferees, all remaining Newly Issued Securities held in escrow shall be sold to OEP and their Permitted Transferees, upon the terms and conditions set forth in the Preemptive Escrow Notice.

1.7. Put Right.

(a) General Terms. With respect to any Rollover Investor that, immediately following the Merger, is a member of management of the Company, in the event of such Rollover Investor’s Termination without Cause, Termination for Good Reason, or on account of such Rollover Investor’s death or permanent disability (each a “Triggering Event”), such Rollover Investor and his or her Permitted Transferees (or respective estate) will have the right (the “Put Right”) for 180 days following such Triggering Event to sell his, her or its Rollover Securities to the Company for the Fair Market Value of such Securities as of the date of delivery of the Put Right Notice.

(b) Exercise. The Put Right may be exercised, from time to time, within 180 days of the Triggering Event by written notice from such Rollover Investor (or his or her estate) to the Company. Such notice (the “Put Right Notice”) shall set forth the total number of Rollover Securities held by such Rollover Investor (or his or her estate), the number of Rollover Securities being sold pursuant to such Put Right and a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such Put Right Notice is sent. At such closing, such Rollover Investor (or his or her estate) shall deliver the Transfer Documents, and concurrently with such delivery, the Company shall deliver to such Rollover Investor the full amount of the Fair Market Value for such Securities in cash by certified or bank cashier’s check; provided however, that the Company shall be entitled to delay the closing or payment of the consideration payable pursuant to the Put Right to the extent necessary if, and only if, the payment of such consideration at such time (i) would be in violation of law or (ii) would cause the Company to be in breach of its financial covenants or may reasonably be expected to result in a breach of the Company’s financial covenants in the next two quarters; and provided further that, the Company shall, on a quarterly basis until all Rollover Securities being sold pursuant to the Put Right have been repurchased by the Company, close with respect to such portion of the Rollover Securities being sold pursuant to the Put Right and make a payment of the consideration payable in respect of such portion, to the extent such closing or payment (i) would not be in violation of law and (ii) would not cause the Company to be in breach of its financial covenants or would not reasonably be expected to result in a breach of the Company’s financial covenants in the next two quarters at the time of such repurchase.

(c) Triggering Event After a Qualified Public Offering. Notwithstanding the foregoing Sections 1.7(a) and (b), if the Triggering Event occurs after a Qualified Public Offering, such Rollover Investor and his or her Permitted Transferees will not have the rights set forth under Section 1.7(a) or (b) with respect to the Common Entitlement or the Class A Common Stock held by such Person, provided that, such Person will continue to have the rights set forth in Section 1.7(a) and (b) with respect to the Preferred Entitlement or any other Preferred Securities, and, to the extent requested by such Persons in the Put Right Notice, the Company shall effect a Recapitalization of the Class L Common Stock to enable the Preferred Entitlement thereof to be sold to the Company pursuant to the Put Right.

(d) In addition and notwithstanding the foregoing Sections 1.7(a) and (b) with respect to Barrist’s Put Right, if the Triggering Event arises from Barrist’s termination of his employment with the Surviving Corporation for Bank Interference (as defined in the Employment Agreement, dated as of the date hereof, between Barrist and the Surviving Corporation (the “Barrist Employment Agreement“)), then Barrist and his or her Permitted Transferees will have no Put Right with respect to the Common Entitlement or the Class A Common Stock held by such Person, provided that, such Person will continue to have the rights set forth in Section 1.7(a) and 1.7(b) with respect to the Preferred Entitlement or any other Preferred Securities, and, to the extent requested by Barrist or his or her Permitted Transferees in the Put Right Notice, the Company shall effect a Recapitalization of the Class L Common Stock to enable the Preferred Entitlement thereof to be sold to the Company pursuant to the Put Right.

1.8. OEP and Barrist Activities. The parties hereto acknowledge that OEP and their Affiliates are engaged in the business of making investments. Except as OEP may otherwise agree in writing after the date hereof and, with respect to Barrist, except during the period he is Chief Executive Officer of the Company or as otherwise provided in the Barrist Employment Agreement: (i) each of OEP and Barrist shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as the Company or any of its Affiliates, including those competing with the Company or its Affiliates and (B) do business with any client or customer of the Company or its Affiliates; (ii) neither OEP nor any officer, director, employee, partner, affiliate or associated entity thereof, nor Barrist shall be liable to the Company or any of its Affiliates for breach of any duty (contractual or otherwise) solely by reason of having engaged in any such activities or of such Person’s participation therein; and (iii) in the event that OEP or Barrist acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or its Affiliates, on the one hand, and OEP or Barrist, on the other hand, or any other

Person, neither OEP nor Barrist shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, the Investors, their Permitted Transferees or any of their Affiliates for breach of any duty (contractual or otherwise) by reason of the fact that OEP or Barrist, as the case may be, directly or indirectly pursues or acquires such opportunity for itself or himself, as the case may be, directs such opportunity to another Person, or does not present such opportunity to the Company.

1.9. Additional Investors. OEP or their Permitted Transferees may, from time to time, transfer a portion of their interest in the Company to an additional investor or investors (each such an additional investor, an “Additional Investor“); provided that (i) such transfer(s) occur within 90 days of the Merger, (ii) the aggregate consideration received for such Transfer of Company interests consists solely of cash, (iii) the aggregate price per share paid by such Additional Investor is $237.50 per share for the Preferred Stock, $247.50 per share for the Class L Common Stock and $10 per share for the Class A Common Stock, plus the accrued dividend on any Preferred Stock or Class L common stock being transferred, if any, (iv) the Additional Investor becomes a party to the Agreement and assumes the obligations of OEP hereunder (including those set forth in Section 1.4) and in determining ownership percentages of OEP under the Sections 1.3 and 1.4, the ownership percentage of such Additional Investor shall be aggregated with that of OEP; and (v) if OEP and their Permitted Transferees transfer in one or a series of related transactions 20% or more of the equity interest owned by them as of the date hereof or an Additional Investor would receive governance rights (including through the entry into a voting agreement with OEP, their Permitted Transferees or the other Additional Investors) or rights superior in any respect to those of OEP under this Agreement, Barrist shall have the right to approve such transfer, with such approval not to be unreasonably withheld. Any Transfer by OEP or their Permitted Transferees pursuant to this Section 1.9 shall not be subject to Sections 1.3 or 1.4. Notwithstanding anything to the contrary herein, OEP and their Permitted Transferees may transfer their interest in the Company following the 90-day period set forth in this Section 1.9 subject to the other provisions of this Agreement, including Sections 1.3 and 1.4.

1.10. Related Party Transactions. Other than (i) this Agreement, (ii) the Registration Rights Agreement, (iii) a one time advisory fee of $18,500,000 to be paid by the Company to OEP or an Affiliate of OEP in connection with the consummation of the Merger and (iv) the regular monitoring fees to be paid to OEP or an Affiliate of OEP which shall not exceed $3,000,000 per year, the Company and/or its subsidiaries shall not enter into any transaction with OEP or any Affiliate of OEP (which includes redemption and recapitalization of Securities held by OEP or a Permitted Transferee of OEP if all other Investors are not being treated equitably) unless either the terms of such transaction are no less favorable than could be obtained from a third party at arm’s length and such transaction has been approved by a majority of the non-interested members of the Board of Directors of the Company.

ARTICLE II

CORPORATE ACTIONS

2.1. Certificate of Incorporation and Bylaws. Each Investor has reviewed the Certificate of Incorporation and Bylaws of the Company in the forms attached hereto as Exhibits A-1 and A-2 respectively, and hereby approves and ratifies the same.

2.2. Directors and Voting Agreements.

(a) Each Investor agrees that it, he or she shall take, at any time and from time to time, all Necessary Action to ensure that the Board of Directors of the Company is composed at all times of seven (7) persons, including (i) Barrist as Chairman of the Board, (ii) one (1) independent director designated by Barrist and reasonably acceptable to OEP; provided that after Barrist ceases to be Chief Executive Officer of the Company, OEP shall designate such independent director, and (iii) three (3) persons designated by OEP (the “OEP Designees“), and (iv) two (2) persons designated by OEP who shall be independent directors reasonably acceptable to Barrist (the “OEP Independent Directors“ and together with the OEP Designees, the “OEP Directors“). An “independent” director shall mean any natural person designated as “independent” by OEP or Barrist, as the case may be, and who shall not be an Affiliate of or otherwise have a material relationship with the designating Investor. Notwithstanding anything herein contained to the contrary, as of the effective time of the Merger and until OEP and Barrist have designated directors pursuant to this Section 2.2(a), which shall occur a soon as is reasonably practicable after the effective time of the Merger, the Board of Directors of the Company shall be composed of Michael J. Barrist, as Chairman, Daniel J. Selmonosky, James S. Rubin and Tarek N. Shoeb.

(b) Notwithstanding the foregoing Section 2.2(a), each Investor agrees that, in the event that Barrist and his Permitted Transferees together hold less than 25% of the shares of Common Stock owned by him and his Permitted Transferees on the date hereof and Barrist is not the Chief Executive Officer of the Company (“Barrist Minimum Threshold“), such Investor shall take, from time to time thereafter, all Necessary Action to ensure that the Board of Directors of the Company, subject to Section 2.2(c) hereof, is composed at all times of seven (7) OEP Designees.

(c) Notwithstanding an Investor’s obligation to take all Necessary Action with respect to OEP Directors pursuant to the foregoing Sections 2.2(a) and 2.2(b), (i) in the event that OEP and their Permitted Transferees together hold less than 25% and at least 12.5% of the shares of Common Stock owned by them and their Permitted Transferees on the date hereof, each Investor shall only be required to take all Necessary Action to ensure that the Board of Directors includes two (2) OEP Designees, (ii) in the event that OEP and their Permitted Transferees together hold less than 12.5% and at least 5% of the shares of Common Stock owned by them and their Permitted Transferees on the date hereof, each Investor shall only be required to take all Necessary Action to ensure that the Board of Directors includes one (1) OEP Designee, and (iii) in the event that OEP and their Permitted Transferees together hold less than 5% of the shares of Common Stock owned by them and their Permitted Transferees on the date hereof, each Investor shall not be required to take any Necessary Action to ensure that the Board of Directors includes any OEP Directors.

2.3. Right to Remove Certain of the Company’s Directors

(a) OEP may request that any OEP Director be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor shall take all Necessary Action to remove such person as a director.

(b) Barrist may request that any director designated by him be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor shall take all Necessary Action to remove such person as a director.

(c) In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of the Company.

2.4. Right to Fill Certain Vacancies in Company’s Board

(a) In the event that a vacancy is created on the Company’s Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of an OEP Director, or if otherwise there shall exist or occur any vacancy on the Company’s Board of Directors in a directorship subject to designation by OEP, such vacancy shall not be filled by the remaining members of the Company’s Board of Directors but each Investor shall take all Necessary Action to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by OEP, provided, that if such vacancy is due to the departure of an OEP Independent Director and at such time Barrist has his Barrist Minimum Threshold, OEP shall designate another OEP Independent Director.

(b) In the event that a vacancy is created on the Company’s Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by Barrist, or if otherwise there shall exist or occur any vacancy on the Company’s Board of Directors in a directorship subject to designation by Barrist, such vacancy shall not be filled by the remaining members of the Company’s Board of Directors but each Investor shall take all Necessary Action to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by Barrist; provided, that if such vacancy is due to the departure of an independent director designated by Barrist, Barrist shall designate another independent director as required by Section 2.2(a) that is reasonably acceptable to OEP to fill such vacancy.

2.5. Directors of Subsidiaries. Company shall take, and each of the Investors shall cause the Company to take, at any time and from time to time, all Necessary Action to ensure that (a) the Board of Directors of any direct or indirect Subsidiary of the Company, except the Surviving Corporation, consists only of (i) three OEP Designees, unless law applicable to a foreign subsidiary requires a non-U.S. citizen to be a member of such Board of Directors and none of such OEP Designees is such a citizen, in which case an appropriate manager from such subsidiary acceptable to OEP shall serve as a director in lieu of an OEP Designee and (ii) at Barrist’s written election and for so long as Barrist maintains his Barrist Minimum Threshold, Barrist and (b) the composition of the Board of Directors of the Surviving Corporation (and any successor thereto) is identical to the Board of Directors of the Company.

2.6. Committees.

(a) For so long as Barrist maintains his Barrist Minimum Threshold, at Barrist’s written election, the Company shall take, and each of the Investors shall cause the Company to take, at any time and from time to time, all Necessary Action to ensure that upon Barrist’s request, Barrist shall be appointed to any committee of the Board of Directors of the Company or any Subsidiary thereof (subject in either case to legal limitations).

(b) For so long as OEP has the right to appoint at least one OEP Director, at OEP’s written election, the Company shall take, and each of the Investors shall cause the Company to take, at any time and from time to time, all Necessary Action to ensure that upon OEP’s request, an OEP Designee shall be appointed to any committee of the Board of Directors of the Company or any Subsidiary thereof (subject in either case to legal limitations).

2.7. Amendment of Certificate of Incorporation and Bylaws.

(a) Each Investor agrees that it, he or she shall not consent in writing or vote or cause to be voted any shares of Preferred Stock or Common Stock now or hereafter owned or controlled by it, him or her, or take any other action, in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company’s Certificate of Incorporation or Bylaws inconsistent with this Agreement.

(b) In addition, neither OEP, their Permitted Transferees nor any other Investor shall take any action to (i) amend, revise or alter the rights, preferences or privileges of the Series A Preferred Stock and the Class A Common Stock in a manner that would adversely affect the relative rights, preferences or privileges of the Class L Common Stock without the approval of the holders of a majority of the Class L Common Stock (excluding holders who also hold the Series A Preferred Stock), and (ii) permit the recapitalization or redemption of the Series A Preferred Stock in a manner that would adversely affect the relative rights, preferences or privileges of the Class L Common Stock, unless approved by the holders of a majority of the Class L Common Stock (excluding holders who also hold the Series A Preferred Stock).

2.8. Requirement for Board Action. In addition to any vote required by the Certificate of Incorporation or Bylaws of the Company or the Surviving Corporation, or by applicable law, (a) so long as the Board of Directors of the Company includes at least one OEP Designee, the Board of Directors of the Company shall not take any action without the affirmative vote of at least one OEP

Designee and (b) so long as the Board of Directors of the Surviving Corporation includes at least one OEP Designee, the Company will cause the Board of Directors of the Surviving Corporation not to take any action without the affirmative vote of at least one OEP Designee.

2.9. Appraisal Rights. In the event that the Board of Directors of the Company approves a Specified Transaction and Barrist is, at the time of such approval, a member of the Board of Directors and has not voted in favor of such Specified Transaction, the Board of Directors, at the written request of Barrist, shall retain an independent investment bank mutually acceptable to the Company and Barrist to conduct an appraisal of the value of the Company and, if the appraisal yields a higher value than that approved by the Board of Directors and the transaction closes, Barrist shall be entitled to receive his pro rata portion of the appraisal value in lieu of the proceeds of the approved Specified Transaction.

2.10. Directors and Officers Insurance and Indemnification. The Company shall, and each Investor agrees that it, he or she shall, take, at any time and from time to time, Necessary Action to ensure that the Company (a) shall maintain adequate directors’ and officers’ liability insurance covering any person who is or becomes a director or officer (an “Indemnified Person”) of the Company or any of its Subsidiaries and (b) shall indemnify any Indemnified Person against all losses, claims, damages, liabilities, costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnified Person with the consent of the Company, which consent will not be unreasonably withheld) in connection with any actual or threatened proceeding or investigation to the extent arising out of the fact that such Indemnified Person is or was a director or officer of the Company or any of its Subsidiaries.

2.11. Barrist Indemnification. The Company shall indemnify and hold harmless Barrist and the Barrist Affiliated Parties from and against any and all losses, claims, damages and liabilities to which Barrist and the Barrist Affiliated Parties may become subject arising out of or in connection with the Merger and the transactions contemplated thereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether Barrist or any of the Barrist Affiliated Parties is a party thereto, and to reimburse Barrist and Barrist Affiliated Parties upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the Company shall not be responsible for losses, claims, damages or liabilities that arise out of acts or omissions of Barrist or the Barrist Affiliated Parties that are taken in bad faith or constitute gross negligence or willful misconduct as determined by a final, non-appealable court order.

ARTICLE III

ADDITIONAL RESTRICTIONS ON TRANSFERS OF

THE RESTRICTED SECURITIES HELD BY MANAGEMENT INVESTORS

3.1. Restrictions on Transfer. In addition to the restrictions imposed by Section 1.2, and notwithstanding anything to the contrary contained herein, no Management Investor shall effect a Transfer of any Unvested Restricted Securities other than (i) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the members of the Company’s Board of Directors) or (ii) pursuant to Section 1.3 in connection with an Approved Sale; provided, that

(a) with respect to a Transfer pursuant to clause (i) of this Section 3.1, (A) the Company may employ its sole discretion in evaluating the nature of the proposed transferee and may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of the Company and (B) the proposed transferee shall execute an agreement, in form and substance satisfactory to the Company, pursuant to which such proposed transferee shall agree to be bound by the terms and conditions of this Agreement as a “Management Investor” subject to the restrictions of this Article III, and such other provisions as the Company may determine, including, without limitation: (1) that the Company retains the Purchase Option on such Securities pursuant to this Article III, (2) if the proposed transferee is not an employee of the Company or a Subsidiary of the Company, the Termination Date (as hereinafter defined) with respect to such Securities shall be the Termination Date with respect to the Management Investor who first acquired the Restricted Securities held by such transferee pursuant to this Agreement, and (3), if the proposed transferee is an employee of the Company, such other provisions regarding the applicable Termination Date as the Company may require; and

(b) with respect to a Transfer pursuant to clause (ii) of this Section 3.1, the Unvested Restricted Securities shall be the last Securities to be transferred by such Person in such transaction.

Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferees shall have no rights or privileges in or with respect to the Company.

3.2. Purchase Option

(a) General Terms. So long as the Company has not consummated a Qualified Public Offering, in the event that on or prior to the fifth anniversary of the applicable Closing Date, the applicable Management Investor shall cease to be employed by the Company or its subsidiaries for any reason (including, but not limited to, death, disability, retirement at age 65 or more under the Company’s or its subsidiaries’ normal retirement policies, resignation or termination by the Company or its subsidiaries, as the case may be, with or without cause), other than by reason of a leave of absence approved by the Company, the Company shall have the option at any time within 180 days after the date of such termination of employment (the “Termination Date“), to purchase from such Management Investor or his or her Permitted Transferees, as the case may be, all of the Restricted Securities then owned by such Management Investor and his or her Permitted Transferees at a purchase price equal to the Option Purchase Price (as hereinafter defined). The right of the Company set forth in this Section 3.2 to purchase all of the terminated Management Investor’s Restricted Securities and the Restricted Securities of his or her Permitted Transferees is hereinafter referred to as the “Purchase Option.“

(b) Exercise of Purchase Option. The Purchase Option shall be exercised within 180 days of the Termination Date by written notice to the terminated Management Investor or his or her Permitted Transferees signed by an officer of the Company on behalf of the Company. Such notice (the “Purchase Option Notice“) shall set forth the total number of Restricted Securities held by such Management Investor and his or her Permitted Transferees being purchased, the Option Purchase Price and a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such Purchase Option Notice is sent; provided, however, in no event shall the Closing occur more than 195 days after the Termination Date; provided further that if the exercise of the Purchase Option in accordance with the foregoing would cause the closing of the repurchase of any Vested Restricted Securities to occur within six-months and one-day from the date such Restricted Securities vested, then the closing with respect to such Vested Restricted Securities shall be at time and place in accordance with Section 3.2(d). At such closing, the Management Investor (and his or her Permitted Transferee) shall deliver the Transfer Documents, and concurrently with such delivery, the Company shall deliver to such Management Investor (or his or her Permitted Transferee) the full amount of the Option Purchase Price for such Securities in cash by certified or bank cashier’s check.

(c) Option Purchase Price. The “Option Purchase Price“ for the Restricted Securities to be purchased from such Management Investor or his or her Permitted Transferees pursuant to the Purchase Option shall equal the price calculated as set forth below:

Type of Employment Cessation	Vested Restricted Securities Option Purchase Price	Unvested Restricted Securities Option Purchase Price
Termination without Cause, Termination with or without Good Reason, Death, Disability or Retirement	Fair Market Value as of the Termination Date	Lesser of Fair Market Value as of the Termination Date and 40% of the Fair Market Value as of the date of grant of the Restricted Security
Termination with Cause	Lesser of Fair Market Value as of the Termination Date and 40% of the Fair Market Value as of the date of grant of the Restricted Security	Lesser of Fair Market Value as of the Termination Date and 40% of the Fair Market Value as of the date of grant of the Restricted Security

Notwithstanding anything to the contrary contained herein, in connection with the exercise of any Purchase Option pursuant to this Section 3.2, the Company may offset from the Option Purchase Price paid to any Management Investor or his or her Permitted Transferees the aggregate amount of any outstanding principal and accrued but unpaid interest due on any indebtedness of such Management Investor to the Company.

(d) Delay in Repurchase of Certain Vested Restricted Securities. If the exercise of the Purchase Option in accordance with this Section 3.2 would cause the closing of the repurchase of any Vested Restricted Securities to occur within six-months and one-day from the date such Restricted Securities vested, then the closing shall be delayed in accordance with this Section 3.2(d) with respect to such Vested Restricted Securities. The Purchase Option with respect to such Vested Restricted Securities shall be exercised within 180 days of the Termination Date by written notice to the terminated Management Investor or his or her Permitted Transferees that hold Restricted Securities signed by an officer of the Company on behalf of the Company. Such notice (the “Delayed Purchase Option Notice) shall set forth the total number of Vested Restricted Securities held by such Management Investor or Permitted Transferee being purchased on a delayed basis and a tentative time and place of closing which shall be no earlier than six-months and two-days after the date on which such Restricted Securities vested. On or prior to the date six-months and sixteen-days from the date on which the Restricted Securities vested, the Company shall deliver to such Management Investor or Permitted Transferee a written notice setting forth either (i) a confirmation that the Company elects to exercise its Purchase Option, the Option Purchase Price applicable to the Vested Restricted Securities and the time and place of such closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent or (ii) a notice that the Company elects not to exercise its Purchase Option despite delivery of the Delayed Purchase Option Notice (such writing including the matters required by clause (i) hereof being, a “Purchase Confirmation” and such writing including the matters required by clause (ii) hereof being a “Purchase Cancellation”). To the extent that the Company delivers a Purchase Cancellation, the Company shall be deemed to have waived its Purchase Option with respect to such Vested Restricted Securities.

3.3. Involuntary Transfers. If the Company has not consummated a Qualified Public Offering and the Restricted Securities owned by any Management Investor is subject to sale or other Transfer (the date of such sale or Transfer shall hereinafter be referred to as the “Transfer Date”) prior to the fifth anniversary of the applicable Closing Date by reason of (i) bankruptcy or insolvency proceedings with respect to such Management Investor, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary Transfer, then such Management Investor shall give the Company written notice thereof promptly upon the occurrence of such event, stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the shares of Class A Common Stock are proposed to be transferred, and the Restricted Securities to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company shall have the right and option to purchase all, but not less than all of such Restricted Securities which right shall be exercised by written notice given by the Company to such proposed transferor within 90 days following the Company’s receipt of such notice or, failing such receipt, the Company’s obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 3.3 shall be at the price and on the terms applicable to such proposed Transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the Restricted Securities, the price to be paid by the Company shall be the Option Purchase Price. The closing of the purchase and sale of the Restricted Securities shall be held at the place and the date to be established by the Company, which in no event shall be less than 10 or more than 60 days from the date on which the Company gives notice of its election to purchase the Securities. At such closing, the Management Investor shall deliver the Transfer Documents, and concurrently with such delivery the Company shall deliver to the Management Investor the full amount of the purchase price for such Restricted Securities in cash by certified or bank cashier’s check.

3.4. Purchaser Representative. If the Company or any Investor enters into any transaction for which Rule 506 (or any similar rule then in effect) promulgated by the SEC under the Securities Act may be available (including a merger, consolidation or other reorganization), each Management Investor that is not an accredited investor (as such term is defined in Rule 501(a)) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the SEC under the Securities Act) reasonably acceptable to the Company. All reasonable out-of-pocket costs and expenses in connection with such appointment shall be paid by the Company; provided that, pursuant to this sentence, with respect to the Management Investors and their respective Permitted Transferees, the Company shall not be required to pay the costs and expenses for more than one purchaser representative. Such purchaser representative shall be selected by those Management Investors who are not accredited Investors who hold a majority of the Common Stock held by such Management Investors and shall represent all Management Investors who are not accredited Investors who elect to be represented by such purchaser representative.

3.5. Restrictive Legend. In addition to the legends required by Section 1.2(d) above, the following legend shall appear on certificates representing Restricted Securities; provided, that Parent’s failure to cause certificates representing Restricted Securities to bear such legend shall not affect the Parent’s Purchase Option described in Section 3.2:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT FOR A PERIOD OF TIME TO A PURCHASE OPTION OF THE COMPANY APPLICABLE TO “RESTRICTED SECURITIES” AS DESCRIBED IN THE STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE INVESTORS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

3.6. Section 83(b) Elections.

(a) Each Management Investor shall make the election to include in his or her income, in the year he or she acquired Restricted Securities, the excess, if any, of the fair market value of the Restricted Securities at that time over the consideration paid therefor, if any, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, in the manner and within the time period specified by the regulations promulgated thereunder, and shall promptly furnish a copy of such election to the Company and OEP after it has been filed. The parties agree that as of the effective date hereof, Restricted Securities granted in connection herewith shall have a fair market value of $10 per share (or, if granted or purchased after the date hereof, the fair market value as may be determined from time to time in good faith by the board of directors of the Company) for purposes of Section 83(b) of the Internal Revenue Code of 1986, as amended. THE COMPANY SHALL BEAR NO RESPONSIBILITY OR LIABILITY FOR ANY ADVERSE TAX CONSEQUENCES TO A MANAGEMENT INVESTOR FOR HIS OR HER FAILURE TO MAKE SUCH SECTION 83(b) ELECTION OR HIS OR HER MAKING SUCH SECTION 83(b) ELECTION.

(b) The Company shall fully indemnify each Management Investor to the extent such Management Investor is finally determined by a taxing authority to have recognized income taxable as ordinary income in respect of such Section 83(b) election in excess of the difference between the price per share paid by the Management Investor and the value provided to such Management Investor by the Company for use in making his 83(b) election.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1. Representations and Warranties of the Company. The Company represents and warrants to each of the other parties to this Agreement as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the performance of the Company’s obligations under this Agreement.

(c) This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(d) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by the Company in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

(e) The Company has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

4.2. Representations and Warranties of OEP. OEP, jointly and severally, represents and warrants to each of the other parties to this Agreement as follows:

(a) Each of OEP II, OEP II Co-Invest, OEP II Partners Co-Invest is a limited partnership duly formed, validly existing and in good standing under the laws of the Cayman Islands, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement by OEP has been duly and validly authorized by all necessary action, and no other proceedings on the part of OEP are necessary to authorize this Agreement or the performance of OEP’s obligations under this Agreement.

(c) This Agreement has been duly executed and delivered by OEP, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of OEP, enforceable against OEP in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(d) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by OEP in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

(e) OEP and their Permitted Transferees own the shares of Securities set forth next to its respective name on Schedule IV hereto.

(f) OEP has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

4.3. Representation and Warranties of Barrist. Barrist represents and warrants to each of the other parties to this Agreement as follows:

(a) This Agreement has been duly executed and delivered by Barrist, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of Barrist, enforceable against him in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(b) Barrist and his Permitted Transferees own the shares of Securities set forth next to their names on Schedule IV hereto.

(c) Barrist has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

(d) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by Barrist in connection with his performance under this Agreement or the consummation of the transactions contemplated hereby.

4.4. Representation and Warranties of the Management Investors. Each Management Investor, severally and not jointly, represents and warrants to each of the other parties to this Agreement as follows:

(a) This Agreement has been duly executed and delivered by such Management Investor, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Management Investor, enforceable against such Management Investor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(b) Such Management Investor owns the shares of Securities set forth next to his or her respective name on Schedule IV hereto.

(c) Such Management Investor has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

(d) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by such Management Investor in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

4.5. Representations and Warranties of Institutional Investors. Each Institutional Investor, severally and not jointly, represents and warrants to each of the other parties to this Agreement as follows:

(a) To the extent such Institutional Investor is not a natural person, such Institutional Investor is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) To the extent such Institutional Investor is not a natural person, the execution, delivery and performance of this Agreement by such Institutional Investor has been duly and validly authorized by all necessary action, and no other proceedings on the part of such Institutional Investor are necessary to authorize this Agreement or the performance of such Institutional Investor’s obligations under this Agreement.

(c) This Agreement has been duly executed and delivered by such Institutional Investor, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Institutional Investor, enforceable against such Institutional Investor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

(d) Such Institutional Investor owns the shares of Securities set forth next to its respective name on Schedule IV hereto.

(e) Such Institutional Investor has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

(f) Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by such Institutional Investor in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V

DEFINITIONS

5.1. Defined Terms

“Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by or under common control with such Person. “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Cause” with respect to a Management Investor (i) shall have the meaning ascribed to it in such Management Investor’s employment agreement with the Company or Subsidiary, or (ii) if “Cause” is not defined in such employment agreement or if such Management Investor is not a party to an employment agreement with the Company or a Subsidiary, shall mean (A) an indictment of such Person in connection with a crime involving moral turpitude or any felony, which materially adversely affects the Company or such Person’s ability to perform the duties of his employment; (B) a conviction of, or a plea of guilty or no-contest by, such Person to any felony; (C) such Person’s dishonesty, fraud, unethical or illegal act, misappropriation or embezzlement which does (or would reasonably be likely to) materially damage the Company or the Company’s reputation; (D) willful or deliberate material violations of such Person’s obligations to the Company, or (E) material breach of any of the terms or conditions of an employment agreement between such Person and the Company; provided however, that such Person shall have 20 days following written notice from the Company to cure, if susceptible of cure, an event specified in clauses (D) and (E) above. Solely with respect to Barrist and his Permitted Transferees, instead of the definition set forth above, “Cause” shall have the meaning ascribed to it in the Barrist Employment Agreement.

“Change of Control” means (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any Transfer by the Company of all or substantially all of its assets on a consolidated basis, (iii) any consolidation, merger or reorganization of the Company with or into any other entity or entities as a result of which the holders of the Company’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company’s board of directors immediately prior to such consolidation, merger or reorganization no longer beneficially own, directly or indirectly, the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation’s board of directors, (iv) any Transfer to any third party of shares of the Company’s capital stock by the holders thereof as a result of which the holders of the Company’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company’s board of directors immediately prior to such Transfer no longer beneficially own, directly or indirectly, the outstanding capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Company’s board of directors or (v) a change in the constituency of the board with the result that individuals, who are members of the board on the date hereof (or individuals designated by OEP or Barrist as provided for herein in place thereof) cease for any reason to constitute at least a majority of the Board of Directors of the Company.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.01 per share.

“Class L Common Stock” means the Company’s Class L Common Stock, par value $.01 per share.

“Closing Date” means, with respect to any Securities that are subject to this Agreement by any Investor, the date on which such Investor purchased or was granted such Securities.

“Common Stock” means the Class A Common Stock and the Class L Common Stock.

“Fair Market Value” as used in Sections 1.7 and 3.2, shall mean: (i) with respect to shares of Class A Common Stock (after a Qualified Public Offering) and with respect to the Common Entitlement of shares of Class L Common Stock (after a Qualified Public Offering), the closing price of the Class A Common Stock on the trading day prior to the date as of which the Fair Market Value is to be determined and (ii) with respect to shares of Class A Common Stock (prior to a Qualified Public Offering), with respect to shares of Class L Common Stock (prior to a Qualified Public Offering) and with respect to the Preferred Entitlement of the Class L Common Stock (after a Qualified Public Offering), the fair market value, as determined by the Company’s board of directors in good faith; provided that, if upon an exercise by a Rollover Investor or his or her Permitted Transferee (or respective estate) of his or her Put Right or an exercise by the Company of its Purchase Option, the aggregate proceeds payable to (A) the Rollover Investor (or Permitted Transferee) with respect such Rollover Investor’s Put Right exercise or (B) to the applicable Management Investor (or Permitted Transferee) with respect to the Company’s Purchase Option exercise (assuming that the Company exercises the Purchase Option for all Restricted Securities held by such Management Investor (and/or Permitted Transferee(s)), except if the board of directors of the Company determines to exercise the Purchase Option for less than all such shares in good faith without regard to seeking to avoid an appraisal) based on the determination of Fair Market Value of the board of directors of the Company is greater than $500,000 and the Rollover Investor or Management Investor (and/or, in each case, the Permitted Transferee), as the case may be, objects to such determination of Fair Market Value, such Investor shall have the right to cause the board of directors of the Company to commission an appraisal by a mutually acceptable independent investment bank or other independent valuation expert, whose determination of Fair Market Value shall be binding on the Company and such Investor. In the event that the appraisal results in a higher fair market value than the board of directors of the Company had determined, the Company shall pay all costs of the appraisal. In the event that the appraisal results in the same or a lower fair market value than the board of directors of the Company had determined, the Rollover Investor or Management Investor (or, in each case, Permitted Transferee), as the case may be, shall pay the costs of the appraisal. Notwithstanding the foregoing clause (ii) of the first sentence of this paragraph and the second and third sentences of this paragraph, solely with respect to Barrist and his Permitted Transferees, Fair Market Value shall be determined by an independent third-party investment bank (or other reputable valuation expert) mutually agreed upon by Barrist and the Company, whose fees and expenses shall be paid by the Company.

“Good Reason” with respect to a Management Investor (i) shall have the meaning ascribed to it in such Management Investor’s employment agreement with the Company or Subsidiary, or (ii) if “Good Reason” is not defined in such employment agreement or if such Management Investor is not a party to an employment agreement with the Company or a Subsidiary, shall mean (A) a material diminution of such Management Investor’s duties or responsibilities under a contract of employment with the Company; (B) a material decrease in such Management Investor’s base salary or bonus opportunity or other material benefits, other than in connection with such a reduction occasioned by the Company’s business conditions or prospects and applicable to all similarly situated Company employees, (C) any material violation by the Company of a contract of employment with such Management Investor, or (D) a change in such Management Investor’s principal work location to a location more than 40 miles from Horsham, Pennsylvania (except for required travel on the Company’s business to an extent substantially consistent with such Management Investor’s current business travel obligations); provided however, that the Company shall have 20 days following written notice from such Person to cure, if susceptible of cure, an event specified in clauses (A), (B) (C) or (D) above. Solely with respect to Barrist and his Permitted Transferees, “Good Reason” shall have the meaning ascribed to it in the Barrist Employment Agreement.

“Necessary Action” means, with respect to a specific result, all actions necessary (to the extent permitted by law) to cause such result, including (i) voting all shares of capital stock or other voting equity interests of the Company or its subsidiaries, as the case may be, or calling special meetings of stockholders and executing and delivering written consents or proxies, (ii) causing the adoption of shareholder resolutions and amendments to the Company’s Bylaws, and (iii) causing members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action), and subject to any fiduciary duties that such members may have as directors of the Company, to act in a certain manner.

“Permitted Transferee” means:

(i) in the case of any Investor that received Shares directly from the Company or any Additional Investor who is a natural person, such Investor’s spouse, lineal descendants, siblings, ancestors (in each case, natural or adopted), any trust formed solely for the benefit of any of the foregoing or any corporation, partnership, limited liability company or other legal entity in which the beneficial owners of all of the equity interest of such entity consist solely of such Investor and/or the foregoing;

(ii) in the case of any Investor or Permitted Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death, incompetency or disability of such Investor or Permitted Transferee for purposes of the protection and management of his or her assets or by operation of law;

(iii) in the case of OEP and their Affiliates, (A) OEP or any of OEP’s Affiliates, (B) any present or former general partner, limited partner, shareholder or member of OEP or their Affiliates, in each case, only to the extent of such Person’s pro rata economic ownership interest (direct or indirect) in the Securities pursuant to such Person’s status as a general partner, limited partner, shareholder or member of (1) OEP or any of OEP’s Affiliates or (2) any entity that holds an economic interest (direct or indirect) in OEP or any of OEP’s Affiliates, in each case, in accordance with the constituent documents of the applicable entities, and (C) if any Permitted Transferee of OEP or their Affiliates which is described in clause (B) is a natural person (or a trust, the beneficiary of which is a natural person), such natural person, such natural person’s spouse, lineal descendants, siblings, ancestors (in each case, natural or adopted), any trust formed solely for the benefit of any of the foregoing or any corporation, partnership, limited liability company or other legal entity in which the beneficial owners of all of the equity interest of such entity consist solely of such natural person and/or the foregoing; provided that, with respect to any Person described in this clause (C), such Person shall be a Permitted Transferee of OEP and their Affiliates only to the extent the applicable Permitted Transferee described in clause (B) has a pro rata economic ownership interest (direct or indirect) in the Securities pursuant to such person’s status as a limited partner, general partner, shareholder or member of (1) OEP or any of OEP’s Affiliates or (2) any entity that holds an economic interests (direct or indirect) in OEP or any of OEP’s Affiliates, in each case, in accordance with the constituent documents of the applicable entities;

(iv) in the case of Barrist, the Barrist Affiliated Parties and Permitted Transferees of the Barrist Affiliated Parties; and

(v) in the case of any Institutional Investor and its Affiliates, (A) such Institutional Investor or any of its Affiliates, (B) any present or former general partner, limited partner, shareholder or member of the Institutional Investor or its Affiliates, in each case, only to the extent of such Person’s pro rata economic ownership interest (direct or indirect) in the Securities pursuant to such Person’s status as a general partner, limited partner, shareholder or member of (1) such Institutional Investor or any of its Affiliates or (2) any entity that holds an economic interest (direct or indirect) in such Institutional Investor or any of its Affiliates, in each case, in accordance with the constituent documents of the applicable entities, and (C) if any Permitted Transferee of such Institutional Investor or its Affiliates which is described in clause (B) is a natural person (or a trust, the beneficiary of which is a natural person), such natural person, such natural person’s spouse, lineal descendants, siblings, ancestors (in each case, natural or adopted), any trust formed solely for the benefit of any of the foregoing or any corporation, partnership, limited liability company or other legal entity in which the beneficial owners of all of the equity interest of such entity consist solely of such natural person and/or the foregoing; provided that, with respect to any Person described in this clause (C), such Person shall be a Permitted Transferee of such Institutional Investor and its Affiliates only to the extent the applicable Permitted Transferee described in clause (B) has a pro rata economic ownership interest (direct or indirect) in the Securities pursuant to such person’s status as a limited partner, general partner, shareholder or member of (1) such Institutional Investor or any of its Affiliates or (2) any entity that holds an economic interests (direct or indirect) in such Institutional Investor or any of its Affiliates, in each case, in accordance with the constituent documents of the applicable entities.

“Person” means any natural person, firm, partnership, association, corporation, company, joint venture, trust, business trust, governmental authority or other entity.

“Preferred Stock” means the Company’s Series A 14% PIK Preferred Stock, par value $.01 per share.

“Pro Rata Amount” means, for each Non-OEP Investor, with respect to a particular class of Securities, a portion or all of which is to be transferred in accordance with Section 1.3 or 1.4 or issued and subject to Section 1.6, the product of (i) (A) the number of shares of such class of Securities to be transferred by OEP and their Permitted Transferees in an Eligible Sale or an Approved Sale or issued by the Company to OEP and their Permitted Transferees in an issuance subject to Section 1.6, divided by (B) the total number of shares of such class held by OEP and their Permitted Transferees, multiplied by (ii) the total number of shares of such class owned by the Non-OEP Investor (it being understood that each share of Class L Common Stock, for purposes of this definition, will be deemed equal to (x) one share of Class A Common Stock and (y) such number of shares of Preferred Stock having an Unpaid Base Amount and Unpaid Yield that in the aggregate is equal to the Unpaid Base Amount and Unpaid Yield of such share of Class L Common Stock). Notwithstanding the foregoing, in the event that OEP and their Permitted Transferees transfer or are issued less than the number of shares specified by clause (i)(A) above (other than, with respect to an Eligible Sale, by reason of participation by any Non-OEP Investor in the transfer or issuance), clause (i)(A) shall instead be the number of shares of such class of Securities actually transferred in the Eligible Sale or Approved Sale or issued in the issuance subject to Section 1.6.

For the avoidance of doubt, in determining a Management Investor’s aggregate share ownership with respect to any class of interest in the Company, a Management Investor will be deemed to own all Restricted Securities in respect of such class, whether vested or not vested; provided however, that a Management Investor may not transfer any Restricted Securities that are not vested, except to Permitted Transferees or pursuant to Section 1.3, provided unvested Restricted Securities shall be the last shares of the Management Investor subject to Section 1.3.

“Public Offering” means a successfully completed underwritten public offering of the equity interests of the Company pursuant to an effective registration statement under the Securities Act.

“Qualified Investor” means (a) OEP, (b) so long as an Institutional Investor and its Permitted Transferees hold at least 25% of the shares of Common Stock owned by it on the date hereof, such Institutional Investor and, (c) so long as (i) Barrist and his Permitted Transferees hold at least 25% of the shares of Common Stock owned by him and his Permitted Transferees on the date hereof or (ii) Barrist serves as Chief Executive Officer of the Company, Barrist.

“Qualified Public Offering” means a Public Offering (other than an offering of securities solely to the employees or security holders of the Company (or any successor entity) (or a combination of such offerings), resulting in aggregate net proceeds to the Company and/or any stockholder selling shares equity interests in such offering of not less than $125 million.

“Recapitalization” means the sale, transfer, contribution, redemption, exchange or other disposition of the capital stock of the Company, whether to the Company or its Affiliate. The Company may engage in a Recapitalization, for among other reasons, to form a new holding company, in connection with a public offering, in connection with a debt restructuring, in connection with a financing or in connection with a distribution of cash or securities to Investors.

“Representative” means, with respect to any Investor or its Permitted Transferee, a director, officer, employee, agent, counsel, investment advisor, consultant or other representative of such Person.

“Restricted Securities” means any and all of the shares of Class A Common Stock awarded pursuant to the Collect Holdings, Inc. Restricted Share Plan adopted November 15, 2006, and all other securities of the Company (or a successor to the Company) received on account of ownership of such shares, including any and all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

“Rollover Securities” means any and all of the shares of Class L Common Stock and Class A Common Stock purchased by a Rollover Investor on the date hereof pursuant to a rollover agreement or a subscription agreement with the Company, and all other securities of the Company (or a successor to the Company) received on account of ownership of such shares, including any and all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

“Securities” means Shares held by any party hereto, including shares of Preferred Stock, Common Stock and all other securities of the Company (or a successor to the Company) received on account of ownership of the Securities and including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof and any securities directly or indirectly convertible into or exercisable or exchangeable for Securities.

“Shares” means the Preferred Stock, the Class A Common Stock and the Class L Common Stock.

“Specified Transaction” means any of the following transactions: (i) a sale of all or a substantial portion of the assets of the Company, (ii) a merger or consolidation of the Company or (iii) a voluntary liquidation of the Company;

so long as (A) in the case of clauses (i) and (ii), such sale, merger or consolidation shall not have been conducted in accordance with customary sale procedures (including retention of a nationally recognized investment bank and customary shopping or market check of the Company) and (B) in the case of clause (iii), the Company shall not be insolvent.

“Stakeholder” means, in the case of any Investor that is not a natural person, any general partner, limited partner, shareholder or member of such Investor that has an economic ownership interest (direct or indirect) in the Securities pursuant to such Person’s status as a general partner, limited partner, shareholder or member of the Investor, in accordance with the constituent documents of the Investor.

“Subsidiary” means, with respect to the Company, any corporation, partnership, association or other business entity (i) of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) that is otherwise controlled (by contract or otherwise) by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

“Termination for Good Reason” means, with respect to Barrist or a Management Investor, termination by such person of his or her employment with the Company or its subsidiaries for Good Reason.

“Termination with Cause” means, with respect to Barrist or a Management Investor, termination of such person’s employment with the Company or its subsidiaries that is determined by the Board of Directors of the Company acting in good faith to be a Termination with Cause.

“Termination without Cause” means, with respect to Barrist or a Management Investor, termination of such person’s employment with the Company or its subsidiaries that is not determined by the Board of Directors of the Company acting in good faith to be a Termination with Cause.

“Termination without Good Reason” means, with respect to Barrist or a Management Investor, termination by such person or his or her employment with the Company or its subsidiaries that is not determined by the Board of Directors of the Company acting in good faith to be a Termination for Good Reason.

“Transfer” shall mean the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

“Transfer Documents” means the certificates evidencing the number of Securities to be Transferred, accompanied by the stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to Transfer to the transferee title in such Securities to be Transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed by generally applicable securities law or this Agreement.

“Unvested Restricted Securities” means that portion of the aggregate Restricted Securities held by any single Management Investor that does not consist of Vested Restricted Securities.

“Vested Restricted Securities” means that portion of the aggregate Restricted Securities held by any single Management Investor equal to the following percentages: (i) on or prior to the first anniversary of the applicable Closing Date, 0%; (ii) after the first anniversary of the applicable Closing Date, and on or prior to the second anniversary of the applicable Closing Date, 25%; (iii) after the second anniversary of the applicable Closing Date, and on or prior to the third anniversary of the applicable Closing Date, 50%; (iv) after the third anniversary of the applicable Closing Date, and on or prior to the fourth anniversary of the applicable Closing Date, 75%; and (v) after the fourth anniversary of the applicable Closing Date, 100%; provided, however, that upon a Change of Control of the Company or a Qualified Public Offering, 100% of the Restricted Securities held by any single Management Investor will become vested; provided further, however, that Restricted Securities that vest pursuant to clause (v) upon a Qualified Public Offering, shall be subject to Section 3.1 as though such securities were Unvested Restricted Securities for purposes thereof until the date such securities would otherwise have vested pursuant to clauses (i) through (iv) or pursuant to a Change of Control, except as the last shares transferred by the holder thereof pursuant to an Approved Sale under Section 1.3 or an exercise of a Tag-Along Right under Section 1.4 or to a Permitted Transferee. Notwithstanding anything herein to the contrary, Unvested Restricted Securities held by any Management Investor or his or her Permitted Transferees shall cease to vest upon termination of such Management Investor’s employment with the Company for any reason or no reason, provided however, if such Management Investor’s employment with the Company was Terminated without Cause or for Good Reason, at a date prior to the fourth anniversary of the applicable Closing Date but within 3 months of the next anniversary of the applicable Closing Date, the portion of such Unvested Restricted Securities that would have vested at the next anniversary of the applicable Closing Date shall immediately vest as if the Management Investor had been employed until the next anniversary of the applicable Closing Date.

ARTICLE VI

MISCELLANEOUS

6.1. Amendment, Modification and Waiver. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company, (ii) the holders of a majority of the Common Stock held by OEP and their Permitted Transferees (so long as OEP and their Permitted Transferees own in the aggregate the lesser of (A) ten percent (10%) of the then outstanding Common Stock and (B) the number of Securities held by OEP and their Permitted Transferees as of the date hereof), (iii) the holders of a majority of the outstanding Common Stock held by each of (A) all Investors, (B) the Non-OEP Investors, and (C) only with respect to amendments of Article III that would have a material adverse effect on the rights of Management Investors, the Management Investors and (iv) if such amendment would adversely effect the rights of Barrist or his Permitted Transferees differently than the other Rollover Investors and would have a material adverse effect on the rights of Barrist or his Permitted Transferees, Barrist and his Permitted Transferees. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

6.2. Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its, his or her behalf.

6.3. Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. Except as permitted pursuant to Section 1.9 or as otherwise expressly permitted by this Agreement, (i) OEP shall not have the right to assign its rights and obligations under this Agreement without the consent of the holders of a majority of the Common Stock held by the Non-OEP Investors and (ii) no Non-OEP Investor shall have the right to assign its rights and obligations under this Agreement without the consent of OEP. Notwithstanding the foregoing, any Investor may assign its pre-emptive rights under Section 1.6, to one or more of its Permitted Transferees at any time without the consent of any other party hereto. Upon any such proper assignment of this Agreement or the rights referenced in the immediately proceeding sentence, such assignee shall have and be able to exercise the rights assigned by the assigning Investor. This Agreement and the Exhibits hereto set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

6.4. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

6.5. Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, facsimile or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others in accordance herewith):

If to the Company to:

Collect Holdings, Inc.

c/o One Equity Partners II, L.P.

320 Park Avenue, 18th Floor

New York, New York 10022

Attention: James Rubin and Daniel Selmonosky

Facsimile: (212) 277-1533

With a required copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Carmen J. Romano, Esquire

Facsimile: (215) 994-2222

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Robert Raymond

Facsimile: (212) 225-3999

If to OEP, to:

One Equity Partners II, L.P.

OEP II Co-Investors, L.P.

OEP II Partners Co-Invest, L.P.

c/o One Equity Partners LLC

320 Park Avenue, 18th Floor

New York, New York 10022

Attention: James Rubin and Daniel Selmonosky

Facsimile: (212) 277-1533

With a required copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Carmen J. Romano, Esquire

Facsimile: (215) 994-2222

If to any other Investor, to their addresses as listed in the books of the Company.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission confirmation is received, if faxed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

6.6. Governing Law; Jurisdiction. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

6.7. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

6.8. Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

6.9. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

6.10. Termination. This Agreement shall terminate on the written agreement of the Investors who are parties hereto or when all the Investors except any one Investor no longer hold any Securities; provided, however, that the obligations set forth in Sections 1.1(f), 2.11 and 3.6(b) shall survive the termination of this Agreement.

6.11. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its, his or her obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its, his or her rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

6.12. Party No Longer Owning Securities. If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor for purposes of this Agreement.

6.13. No Effect on Employment. Nothing herein contained shall confer on Barrist or any Management Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

6.14. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

6.15. Future Investors. The parties hereto hereby agree that any current or future Person who acquires Securities of the Company or who is granted the right to acquire Securities from the Company subsequent to the date hereof shall become a signatory to this Agreement by executing a Joinder.

6.16. Calculations. For the purpose of this Agreement, all Shares owned by an Affiliate or Permitted Transferee of an Investor shall be aggregated together with those of such Investor for the purposes of determining the availability of any right or obligations hereunder; provided that, for such purpose only, neither the Company nor any Person controlled by the Company shall, for that reason alone, be deemed to be an Affiliate of any Investor. All references in this Agreement to the percentage of outstanding Shares or similar expression shall mean the percentage of all outstanding Shares determined on a fully diluted basis. In calculating share percentages owned after the date hereof in comparison to ownership on the date hereof for purposes of determining the applicability of certain rights or obligations hereunder, such calculation shall include adjustments, if necessary, for any stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof occurring after the date hereof.

6.17. Merger.

(a) In the event of any merger, statutory share exchange or other business combination of the Company with the Surviving Corporation or any of its subsidiaries, (i) each Investor shall, to the extent necessary, as determined by OEP and Barrist, execute a stockholders agreement with terms that are substantially equivalent to this Agreement (including with respect to the registration rights provided pursuant to the Registration Rights Agreement); provided that such stockholders agreement shall terminate upon the same terms and conditions as provided herein, and (ii) the Company shall distribute any Securities issued to the Company pursuant to such merger to the Investors on a pro rata basis in accordance with their respective Share ownership.

(b) Immediately prior to the consummation of a Public Offering, if (i) the entity registering its shares in connection with such Public Offering (the “Registering Entity”) is either the Surviving Corporation or any other subsidiary or parent entity of the Company and (ii) a transaction contemplated by Section 6.17(a) has not occurred with such entity registering its Shares, then the Company shall take such actions as may reasonably be necessary to exchange all Shares for shares of the Registering Entity; provided that (A) each Investor shall, to the extent necessary, as determined by OEP and Barrist, execute a stockholders agreement with terms that are substantially equivalent to this Agreement (including with respect to the registration rights provided pursuant to the Registration Rights Agreement), and (B) such stockholders agreement shall terminate upon the same terms and conditions as provided herein. Upon such exchange, the Investors shall be entitled to receive shares of the Registering Entity on a pro rata basis in accordance with their Shares ownership immediately prior to such exchange.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement the day and year first above written.

COMPANY:

COLLECT HOLDINGS, INC.

By	/s/ Daniel J. Selmonosky
Name:	Daniel J. Selmonosky
Title:	President and Treasurer

INVESTORS:

ONE EQUITY PARTNERS II, L.P.

By:	OEP GENERAL PARTNER II, L.P.,
its General Partner

By:	OEP HOLDING CORPORATION,
its General Partner

By	/s/ Daniel J. Selmonosky
Name:	Daniel J. Selmonosky
Title:	Managing Director

OEP II CO-INVESTORS, L.P.

By:	OEP CO-INVESTORS MANAGEMENT II, LTD.,
its General Partner

By	/s/ Daniel J. Selmonosky
Name:	Daniel J. Selmonosky
Title:	Managing Director

[Signature Page to Stockholders Agreement]

OEP II PARTNERS CO-INVEST, L.P.

By:	OEP II PARTNERS CO-INVEST G.P., LTD.,
its General Partner

By	/s/ Daniel J. Selmonosky
Name:	Daniel J. Selmonosky
Title:	Managing Director

/s/ Michael J. Barrist
Michael J. Barrist

MICHAEL AND NATALIE BARRIST TRUST

By	/s/ Joshua Gindin
Name:	Joshua Gindin
Title:	Trustee

By	/s/ Steven Winokur
Name:	Steven Winokur
Title:	Trustee

/s/ Michael J. Barrist, POA
Annette H. Barrist

By:	Michael J. Barrist
Power of Attorney

ANNETTE H. BARRIST TRUST

By	/s/ Michael J. Barrist
Name:	Michael J. Barrist
Title:	Trustee

By	/s/ Joshua Gindin
Name:	Joshua Gindin
Title:	Trustee

[Signature Page to Stockholders Agreement]

CITIGROUP CAPITAL PARTNERS II 2006
CITIGROUP INVESTMENT, L.P.

By:	Citigroup Private Equity LP,
its General Partner

By	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

CITIGROUP CAPITAL PARTNERS II 2006

By:	Citigroup Private Equity LP,
its General Partner

By	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

CITIGROUP CAPITAL PARTNERS II ONSHORE, L.P.

By:	Citigroup Private Equity LP,
its General Partner

By	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

[Signature Page to Stockholders Agreement]

CITIGROUP CAPITAL PARTNERS II
CAYMAN HOLDINGS, L.P.

By:	Citigroup Private Equity LP,
its General Partner

By	/s/ Darren M. Friedman
Name:	Darren M. Friedman
Title:	Vice-President

HELZBERG ANGRIST INVESTORS I, LLC

By:	HELZBERG ANGRIST CAPITAL, LLC,
its Manager

By	/s/ Jonathan Angrist
Name:	Jonathan Angrist
Title:	Managing Member

/s/ Steven L. Leckerman
Steven L. Leckerman

/s/ Steven L. Winokur
Steven L. Winokur

/s/ Stephen W. Elliott
Stephen W. Elliott

/s/ Paul E. Weitzel, Jr.
Paul E. Weitzel, Jr.

[Signature Page to Stockholders Agreement]

/s/ Albert Zezulinski
Albert Zezulinski

/s/ Charles F. Burns
Charles F. Burns

/s/ Joshua Gindin
Joshua Gindin

/s/ John R. Schwab
John R. Schwab

[Signature Page to Stockholders Agreement]

SPOUSAL WAIVER

Harriet Winokur hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may acquire with respect to the disposition, voting or control of the shares of Preferred Stock, Class A Common Stock or Class L Common Stock subject to the Stockholders Agreement of Collect Holdings, Inc. dated as of November 15, 2006 as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Preferred Stock, Class A Common Stock or Class L Common Stock.

/s/ Harriet Winokur
Name:

SPOUSAL WAIVER

Jamie H. Weitzel hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may acquire with respect to the disposition, voting or control of the shares of Preferred Stock, Class A Common Stock or Class L Common Stock subject to the Stockholders Agreement of Collect Holdings, Inc. dated as of November 15, 2006 as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Preferred Stock, Class A Common Stock or Class L Common Stock.

/s/ Jamie H. Weitzel
Name:

SPOUSAL WAIVER

RUTH B. ZEZULINSKI hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may acquire with respect to the disposition, voting or control of the shares of Preferred Stock, Class A Common Stock or Class L Common Stock subject to the Stockholders Agreement of Collect Holdings, Inc. dated as of November 15, 2006 as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Preferred Stock, Class A Common Stock or Class L Common Stock.

/s/ Ruth B. Zezulinski
Name:

SPOUSAL WAIVER

Andrea Schwab hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may acquire with respect to the disposition, voting or control of the shares of Preferred Stock, Class A Common Stock or Class L Common Stock subject to the Stockholders Agreement of Collect Holdings, Inc. dated as of November 15, 2006 as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Preferred Stock, Class A Common Stock or Class L Common Stock.

/s/ Andrea Schwab
Name:

SPOUSAL WAIVER

Sarah V. Elliott hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may acquire with respect to the disposition, voting or control of the shares of Preferred Stock, Class A Common Stock or Class L Common Stock subject to the Stockholders Agreement of Collect Holdings, Inc. dated as of November 15, 2006 as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Preferred Stock, Class A Common Stock or Class L Common Stock.

/s/ Sarah V. Elliott
Name:

SPOUSAL WAIVER

Meryl D. Gindin hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which he or she may acquire with respect to the disposition, voting or control of the shares of Preferred Stock, Class A Common Stock or Class L Common Stock subject to the Stockholders Agreement of Collect Holdings, Inc. dated as of November 15, 2006 as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Preferred Stock, Class A Common Stock or Class L Common Stock.

/s/ Meryl D. Gindin
Name:

SCHEDULE I

BARRIST AFFILIATED PARTIES

Michael and Natalie Barrist Trust

Annette H. Barrist

Annette H. Barrist Trust

Schedules-1

SCHEDULE II

ADDITIONAL ROLLOVER INVESTORS

Steven L. Leckerman

Steven L. Winokur

Stephen W. Elliott

Paul E. Weitzel, Jr.

Albert Zezulinski

Charles F. Burns

Joshua Gindin

John R. Schwab

Schedules-2

SCHEDULE III

INSTITUTIONAL INVESTORS

Citigroup Capital Partners II 2006 Citigroup Investment, L.P.

Citigroup Capital Partners II Employee Master Fund, L.P.

Citigroup Capital Partners II Onshore, L.P.

Citigroup Capital Partners II Cayman Holdings, L.P.

Helzberg Angrist Investors I, LLC

Schedule-3

The following schedule and exhibits are omitted. NCO Group, Inc. agrees to furnish supplementally a copy of such schedule and/or exhibits to the Securities and Exchange Commission upon request.

Schedule

Schedule IV - Initial Investors’ Holdings

Exhibits

Exhibit A-1 - Certificate of Incorporation

Exhibit A-2 - Bylaws

Exhibit B     - Joinder Agreement